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                                                            Exhibit 5


January 26, 1996



To:  The Directors of BANC ONE CORPORATION


This opinion is being provided by the undersigned, as General Counsel of BANC ONE CORPORATION ("BANC ONE"). In such capacity I, or attorneys under my supervision, have represented BANC ONE in connection with the filing with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-3, File No. 33-64195, which also constitutes Post-Effective Amendment No. 1 to the Registration Statement on Form S-3, File No. 33-60807 (together, the "Registration Statement"), for the purpose of registering under the Securities Act one or more series of its unsecured debt securities ("Debt Securities"), which may be either senior or subordinated in priority of payment.

In rendering the opinions set forth below, I or attorneys under my supervision have examined originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate for the purposes of this opinion, including without limitation (i) the form of senior indenture filed as Exhibit 4.1 to the Registration Statement (the "Senior Indenture") and (ii) the form of subordinated indenture filed as Exhibit 4.2 to the Registration Statement (the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures").

Based upon and subject to the foregoing and after examination of such matters of law as I have deemed applicable or relevant to this opinion, I am of the opinion that, when (i) the Registration Statement has been filed and has become effective under the Securities Act, (ii) the Indentures have been duly authorized and validly executed by each party thereto, (iii) the terms of the Debt Securities and of their issue and sale have been duly authorized by the board of directors of BANC ONE (the "Board") and established in conformity with the resolutions of the Board and the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon BANC ONE and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over BANC ONE and (iv) the Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold in the manner contemplated by the Registration Statement, the Debt Securities will constitute valid and binding obligations of BANC ONE, enforceable against BANC ONE in accordance with their terms, subject as to enforceability, to the effects of applicable bankruptcy, insolvency, moratorium, fraudulent transfer or conveyance, reorganization, receivership, conservatorship and other similar laws now
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Directors of BANC ONE CORPORATION
January 26, 1996
Page 2

or hereafter in effect relating to the rights of creditors generally, and subject to general principles of equity (whether applied in a proceeding at law or in equity).

The opinions expressed herein are limited to the laws of the State of Ohio and the federal laws of the United States of America. I hereby consent to (i) the use and filing of this opinion as an exhibit to the Registration Statement and to the reference to this opinion under the heading "Legal Opinions" in any prospectus filed in connection with the Registration Statement and (ii) the incorporation by reference of this opinion into a subsequent registration statement filed by BANC ONE pursuant to Rule 462(b) under the Securities Act relating to the offering covered by the Registration Statement. In giving such consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the General Rules and Regulations thereunder.


Very truly yours,

/s/ Steven Alan Bennett
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Steven Alan Bennett
Senior Vice President and General Counsel


SAB/ljj
0039833.01